UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 24, 2018 (August 23, 2018)

Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03834	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 South LaSalle Street, Suite 3100 Chicago, IL	60605
(Address of Principal Executive Offices)	(Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Principal Officers; Appointment of Principal Officers.

Resignation of Director

By a letter dated August 23, 2018, Betsy Gidwitz notified the Company that she would resign as a director of the Company effective September 4, 2018 due to other commitments that have become too great for her to be able to fulfill the requirements of her position on the Board. Ms. Gidwitz’s resignation was not the result of any disagreement with any Company policy or practice. The Nominating Committee will work with the Chairman of the Board to identify a qualified individual to serve Ms. Gidwitz’s remaining term as a director, which extends to the 2019 Annual Shareholder Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

	By:	/s/ Mark S. Nichter
	Name:	Mark S. Nichter
	Title:	Vice President, CFO and Secretary

Date: August 24, 2018